                                                                   EXHIBIT 10.12

             INFOMODELER TECHNOLOGY TRANSFER AND LICENSE AGREEMENT

This Agreement is made as of October 7, 1996 (the "Effective Date") by and between Asymetrix Corporation ("Asymetrix"), a Washington corporation having its principal office at 110 - 110th Avenue N.E., Suite 700, Bellevue, Washington 98004, and ASX Corporation ("ASX"), a Washington corporation having an office at 110 - 110th Avenue N.E., Suite409, Bellevue, Washington 98004.

In consideration of the covenants and conditions hereinafter set forth, Asymetrix and ASX agree as follows:

1.   DEFINITIONS.

     (a) "Asymetrix Product"  means a product of Asymetrix that incorporates or
          -----------------
otherwise utilizes any portion of the InfoModeler Technology in combination with other technology of Asymetrix or third parties such that a majority of the functionality of such product is derived from technology other than the InfoModeler Technology.

     (b) "ASX Product" means a product of ASX that incorporates or otherwise
          -----------
utilizes the InfoModeler Technology, either alone or in combination with other technology of ASX or third parties such that a majority of the functionality of such product is derived from the InfoModeler Technology.

     (c) "Competing Product" means any product that competes with an ASX
          -----------------
Product; provided, however, that "Competing Product" shall not include any products in the ToolBook II or SuperCede product lines, including any successors to such product lines, whether marketed under the `ToolBook II' or `SuperCede' names or not, even if such products can perform some of the same functions as an ASX Product.

     (d)  "Confidential Information" means (i) any of a party's proprietary
           ------------------------
technology or computer software in all versions and forms of expression, whether or not the same has been patented or the copyright thereto registered, is the subject of a pending patent or registration application, or forms the basis for a patentable invention; (ii) any manuals, notes, documentation, technical information, drawings, diagrams, specifications, formulas or know-how related to any of the foregoing; (iii) any information regarding current or proposed products, customers, contracts, business methods, financial data or marketing data; and (iv) any other information that is clearly marked or designated as confidential or proprietary by such party. Confidential Information includes unwritten information that is identified by such party as confidential at the time of disclosure. Confidential Information does not include information which:
(v) was in a party's lawful possession prior to the disclosure and had not been obtained by such party either directly or indirectly from the other party; (vi) is lawfully disclosed to such party by a third party without restriction on disclosure; (vii) is independently developed by such party without reference to the other party's Confidential Information; or (viii) is publicly disclosed by the other party. It shall be the receiving party's burden to show information is not Confidential Information of the other party.

     (e)  "InfoModeler Technology" means all original works of authorship,
           ----------------------
inventions, software source code, algorithms, documentation, know-how, concepts, techniques and discoveries and all other subject matter which Asymetrix has developed as of the date of this Agreement and which are related to the InfoModeler and database query projects of the Asymetrix Client/Server Division, including copyrights and trade secrets covering the foregoing throughout the world, but not including the Patents; provided, however, that "InfoModeler Technology" shall not include any know-how, ideas, concepts, techniques or discoveries related to computer programming or software applications development generally, whether known to Asymetrix prior to or developed in the course of developing any particular software.

     (f)  "Net Revenue" means all revenue to ASX from sales of ASX Products or
           -----------
services related to ASX Products, less any amounts for returns, sales taxes collected by ASX, shipping and handling charges, separately invoiced amounts for export duties and customs charges, and amounts written off as uncollectable in accordance with ASX's normal accounting practices, all with respect to sales of ASX Products or services related to ASX Products only.

     (g)  "Patents" means any issued patents and patent applications (including
           -------
any future patents that may be issued to ASX pursuant to such applications), including any foreign equivalents, covering aspects of the InfoModeler Technology now owned or hereafter acquired by ASX.

2.   TRANSFER OF INFOMODELER TECHNOLOGY.

     (a) Assignment.  Asymetrix hereby sells, assigns, transfers and conveys to
         ----------
ASX all of its right, title and interest in and to the InfoModeler Technology, including without limitation all documents and files in both printed and electronic form relating thereto.

     (b) Registered User and Prospect Lists.  Asymetrix shall provide ASX with
         ----------------------------------
all information related to the existing registered users of Asymetrix's InfoModeler product, which ASX may use for whatever purpose it deems appropriate. Asymetrix shall also provide ASX with a list of all known qualified prospective customers for the InfoModeler products, which ASX may use for whatever purpose it deems appropriate. Asymetrix may continue to use such InfoModeler registered user and prospect lists for whatever purpose Asymetrix deems appropriate.

     (c) Referrals.  Following execution of this Agreement, Asymetrix shall
         ---------
refer all inquiries regarding the InfoModeler products to ASX, including sales leads and potential strategic partners, and shall cease to sell the InfoModeler product. Asymetrix shall not be entitled to any compensation for such referrals beyond the revenue based payments described in Section 6.

     (c) Technical Support.  Following execution of this Agreement, ASX shall be
         -----------------
responsible for providing technical support to all end users of the InfoModeler product licensed by ASX as well as the existing registered user base originally licensed by Asymetrix. Asymetrix may refer any technical support calls received after the date hereof to ASX's technical support staff, and such calls shall be given equal priority with calls directly to ASX regardless of whether the end user was licensed InfoModeler by Asymetrix or ASX.

3.   LICENSE TO INFOMODELER SOFTWARE.

     (a) Grant and Scope.  Subject to the restrictions set forth in Section
         ---------------
3(b), ASX hereby grants to Asymetrix a non-exclusive, royalty-free, world-wide, perpetual, non-terminable right and license (i) to modify, copy, merge, and incorporate any portion of the InfoModeler Technology into other computer programs in connection with the design, development, and manufacture of Asymetrix Products; (ii) to make, have made, duplicate, have duplicated, modify, use, market, display, perform, sell, license, or otherwise transfer or distribute object code copies of the InfoModeler Technology but only incorporated into and forming a part of Asymetrix Products, and to authorize Asymetrix's distributors, resellers, value added resellers, original equipment manufacturers and other parties authorized by Asymetrix to market or distribute Asymetrix Products to do any of the foregoing described in this subsection 3(a)(ii); and (iii) to make and use a reasonable number of copies of Asymetrix Products for purposes of marketing, training, and demonstrations related to the Asymetrix Products. ASX hereby grants to Asymetrix a non-exclusive, royalty-free, world-wide, perpetual, non-terminable license under all of the Patents to allow Asymetrix to fully exercise the rights granted hereby.

     (b) Restrictions.  Asymetrix shall not be permitted to market, display,
         ------------
perform, sell, distribute, sublicense or otherwise transfer the InfoModeler Technology (i) on a standalone basis separate and apart from the Asymetrix Products; (ii) as part of any Competing Product; or (iii) in source code form. Nothing herein shall prevent Asymetrix from developing, marketing and distributing Competing Products provided that any such Competing Products do not incorporate any InfoModeler Technology and are developed without reference to ASX Confidential Information.

     (c) Survival.  The license granted hereby is intended to be perpetual and
         --------
shall continue and be binding on the surviving party in any merger or consolidation of ASX or purchaser of all or substantially all of the assets of ASX.

4.   RIGHTS TO MODIFICATIONS.

ASX shall own any all modifications, updates, upgrades and future versions of the InfoModeler Technology made by ASX following the Effective Date, and Asymetrix shall have no rights with respect to any of the foregoing pursuant to this Agreement. Any modifications to the InfoModeler Technology made by Asymetrix hereunder shall be owned in their entirety by Asymetrix, and Asymetrix shall have no rights with respect to any of the foregoing pursuant to this Agreement.

5.   ASX COMMON STOCK.

In consideration of the transfer of the InfoModeler Technology to ASX and the covenants and agreements of Asymetrix hereunder, ASX shall, concurrently with the execution of this Agreement issue to Asymetrix 3,500,000 shares of the $.01 par value common stock of ASX. ASX represents, warrants and agrees that upon issuance, such shares of ASX common stock shall be duly authorized, validly issued, fully paid and nonassessable.

6.   REVENUE BASED PAYMENTS.

     (a) Revenue Based Payments. In consideration of the transfer of the
         ----------------------
InfoModeler Technology to ASX and the covenants and agreements of Asymetrix hereunder, ASX shall make revenue based payments to Asymetrix in an amount equal to 8% of Net Revenues for a period of five years from the Effective Date.

     (b) Payment and Reporting.  ASX shall provide to Asymetrix a written
         ---------------------
statement, accompanied by a check for all revenue based payments then payable, not later than 30 days after the close of each calendar quarter during which revenue based payments accrued and specifying for such quarter: (i) the Net Revenues for the calendar quarter; (ii) the amount of any credit against such revenue based payments for the particular calendar quarter (if applicable); and
(iii) a calculation of the revenue based payments payable to Asymetrix.

     (c) Records and Audit. ASX shall keep accurate records and books of account
         -----------------
concerning its Net Revenues adequate to determine the amount of the revenue based payments owed Asymetrix, which shall be preserved by ASX in a safe place for a period of one year following the five-year period during which such revenue based payments are payable. Throughout the five-year period during which revenue based payments are payable to Asymetrix, and during the year following expiration thereof, Asymetrix or its certified public accountants shall have the right, upon 30 days prior written notice and at Asymetrix's expense, to audit ASX's records concerning the distribution of the InfoModeler Products; provided that such right shall be limited to one audit in any twelve month period. If an audit reveals that ASX has underpaid the per copy royalties due Asymetrix, ASX shall promptly pay to Asymetrix the amount of the underpayment. If such underpayment exceeds five percent of the total amount actually owed, ASX shall promptly reimburse Asymetrix for its costs and expenses in performing such audit. All information obtained in the audit shall be kept confidential by Asymetrix and its certified public accountants, except to the extent necessary for Asymetrix to enforce its rights under this Agreement. The certified public accountants conducting any such audit shall execute a non-disclosure agreement reasonably acceptable to ASX prior to conducting any such audit.

7.   NON-DISCLOSURE.

A party receiving Confidential Information ("Recipient") of the other party ("Discloser") shall not use the Confidential Information for any purpose other than performing its obligations under this Agreement. Throughout the term of this Agreement and for a period of five years after the completion thereof, Recipient shall limit disclosure of Confidential Information within its own organization to its employees having a need to know and who have agreed to be bound by the terms of this Agreement. Recipient shall not disclose Confidential Information to any third party individual, corporation, or other entity without the prior written consent of Discloser. Recipient shall have satisfied the foregoing obligations if it uses the same degree of care as Recipient uses to protect its own Confidential Information of a like nature, but no less than a reasonable degree of care, to prevent the unauthorized dissemination of Confidential Information. Recipient shall be entitled to disclose Confidential Information in a response to a court order or as otherwise required by law, provided that Recipient shall first give notice to Discloser and make a reasonable effort to obtain a protective order to protect the confidentiality of the information. Recipient shall immediately notify Discloser of any actual or suspected unauthorized use of Confidential Information and will cooperate with Discloser in obtaining injunctive or other equitable relief.

8.   DISCLAIMER OF WARRANTIES.

BOTH PARTIES AGREE THAT THE INFOMODELER TECHNOLOGY IS TRANSFERRED AND LICENSED "AS IS" WITH NO WARRANTIES WHATSOEVER, EITHER EXPRESS OR IMPLIED. EACH PARTY EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT.

9.   EXCLUSIONS OF DAMAGE.

ASYMETRIX SHALL NOT, UNDER ANY CIRCUMSTANCES, BE LIABLE TO ASX FOR ANY DAMAGES RESULTING FROM THE DUPLICATION, MARKETING, USE OR DISTRIBUTION OF ANY PORTION OF THE INFOMODELER TECHNOLOGY BY OR UNDER A LICENSE FROM ASX. ASX SHALL NOT, UNDER ANY CIRCUMSTANCES, BE LIABLE TO ASYMETRIX FOR ANY DAMAGES RESULTING FROM THE DUPLICATION, MARKETING, USE OR DISTRIBUTION OF ANY PORTION OF THE INFOMODELER TECHNOLOGY BY OR UNDER A LICENSE FROM ASYMETRIX. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES, EVEN IF SUCH PARTY HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

10.  INDEPENDENT CONTRACTOR.

The parties hereunder are independent contractors and not an employees of the other. Neither party shall be subject to the other party's control or direction over the performance of this Agreement. Neither party's employees shall be covered by the other's benefit programs, such as health insurance, social security, workers' compensation or unemployment compensation. Each party shall be responsible for paying all taxes related to payments made to it hereunder, and neither party shall be responsible for withholding or payment of those taxes. Nothing contained herein shall be deemed or construed as creating a joint venture or a partnership between ASX and Asymetrix. Neither ASX nor Asymetrix is by virtue of this Agreement authorized as an agent or other representative of the other.

11.  GENERAL.

     (a) Entire Agreement.  This Agreement contains all the agreements,
         ----------------
understandings, representations, conditions, warranties and covenants, and constitutes the sole and entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior communications or agreements, written or oral. This Agreement may not be modified except by written instrument signed by each party.

     (b) Governing Law.  This Agreement and the rights and obligations of the
         -------------
parties hereunder shall be construed in accordance with and shall be governed by the internal laws of the State of Washington and applicable federal law. Each party hereby consents to the jurisdiction and venue of the courts of the State of Washington, United States of America or of any federal court located in such state.

     (c) Interpretation and Waiver.  If any provision of this Agreement is
         -------------------------
declared invalid or unenforceable the remaining provisions of this Agreement shall remain in full force and effect. Waiver by either ASX or Asymetrix of one or more terms, conditions, or defaults of this Agreement shall not constitute a waiver of the remaining terms and conditions or of any future defaults of this Agreement.

     (d) Assignment.  Either party may assign its right and interest in this
         ----------
Agreement upon written notice to the other party, provided that (i) the assignee agrees to assume and be bound by all of the obligations of the assignor hereunder and (ii) the assignor shall be released from its obligations only with a written release from the other party. Subject to the above limitation, this Agreement will inure to the benefit and be binding upon the parties, their successors, and assigns. Unless otherwise specifically agreed to by the non-assigning party, no assignment by either party shall relieve the assignor from its obligations pursuant to this Agreement.

     (e) Attorney's Fees.  The prevailing party in disputes concerning this
         ---------------
Agreement shall be entitled to the costs of collections and enforcement, including but not limited to reasonable attorney's fees, court costs and all necessary expenses, regardless of whether litigation is commenced.

     (f) Notices.  All notices provided pursuant to this Agreement shall be in
         -------
writing and hand delivered or deposited in the United States mail first class, postage prepaid, and addressed to the addresses set forth above, or such other address as the party to receive the notice so designates by notice to the other.

     (g) Injunctive Relief. Each party acknowledges that the breach, or
         -----------------
threatened breach, of Section 7 or any action by Asymetrix with respect to the InfoModeler Technology outside the scope of the license granted in Section 3 could give rise to irreparable injury to the other party which would be inadequately compensated in money damages. Accordingly, either party may seek a restraining order and/or an injunction prohibiting the breach or threatened breach of Section 7, and ASX may seek a restraining order and/or an injunction prohibiting any action by Asymetrix with respect to the InfoModeler Technology outside the scope of the license granted in Section 3, in all cases in addition to, and not in limitation of, any other legal remedies which may be available to such party.

     IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives.

     Asymetrix:          ASYMETRIX CORPORATION


                         By /s/ James Billmaier
                           ------------------------------

                         Name James Billmaier
                             ----------------------------

                         Title  President & CEO
                              ---------------------------


     ASX:                ASX CORPORATION


                         By /s/ Lance Delano
                           ------------------------------

                         Name  Lance Delano
                             ----------------------------

                         Title  VP OPS
                              ---------------------------

                              FIRST AMENDMENT TO
             INFOMODELER TECHNOLOGY TRANSFER AND LICENSE AGREEMENT

     This First Amendment to the InfoModeler Technology Transfer and License Agreement ("Amendment") is made as of January 14, 1998 (the "Effective Date") by and between Asymetrix Learning Systems, Inc., a Washington corporation, previously known as Asymetrix Corporation ("Asymetrix"), having its principal office at 110 110th Avenue N.E., Suite 700, Bellevue, Washington 98004, and InfoModelers, Inc. a Washington corporation, previously known as ASX Corporation ("InfoModelers"), having its principal office at 110 110th Avenue N.E., Suite 409, Bellevue, Washington 98004.

                                   Recitals
                                   --------

     A. Pursuant to that certain InfoModeler Technology Transfer and License Agreement (the"Original Agreement") made as of October 7, 1996 ("Original Effective Date"), Asymetrix transferred certain technology to InfoModelers for the consideration described in the Original Agreement, and InfoModelers granted certain licenses to Asymetrix on the terms and conditions set forth in the Original Agreement.

     B. As partial consideration for the transfer of such technology to InfoModelers, InfoModelers agreed to make certain revenue based payments to Asymetrix as more fully described in the Original Agreement.

     C. The license to such technology granted to Asymetrix pursuant to the Original Agreement was limited to certain technology as it existed on the Original Effective Date and Asymetrix was granted no right or license to any improvements made to such technology after that date.

     D. Asymetrix and InfoModelers each desire to modify the Original Agreement to eliminate the revenue based payments to Asymetrix, to provide Asymetrix with and a license to the current version of certain technology of InfoModelers, to grant a license to the current version of certain technology of Asymetrix to InfoModelers, to make certain other modifications to the Original Agreement, and to set forth their modified agreements in this Amendment.

                                   Agreement
                                   ---------

     Therefore, in consideration of the foregoing and the mutual covenants and conditions hereinafter set forth, Asymetrix and InfoModelers agree to amend the Original Agreement as follows. Except for such modifications as may be necessary to make such terms and conditions consistent with this Amendment, the remainder of the Original Agreement shall continue in full force and effect. In the event of any inconsistency between the Original Agreement and this Amendment, the terms and conditions of this Amendment shall control.

1. Section 1 of the Original Agreement is amended to include the following new definitions:

     (a)  Preamble. The preamble Section 1 is deleted in its entirety and
          --------
replaced with the following:

"In addition to capitalize terms defined elsewhere in this Agreement, the following capitalized terms shall, when used in this Agreement, have the meanings defined herein. To the extent a term is defined in this Amendment and the Original Agreement, the meaning in this Amendment shall control."

     (b)  Section 1(c). Section 1(c) of the Original Agreement "Competing
          ------------
Product" is deleted in its entirety and replaced with the following:

          "(c) "Online Learning Product" means a software product of Asymetrix
                -----------------------
that (i) is designed for authoring, creating, developing, deploying, tracking, administering or managing education and training on either stand-alone computers or over the Internet, intranets, or computer networks; and (ii) incorporates or otherwise utilizes any portion of the Product in combination with other technology of Asymetrix or third parties."

     (c)  Section 1(f). Section 1(f) of the Original Agreement "Net Revenue" is
          ------------
deleted in its entirety and replaced with the following:

     "(f)  "InfoAssistant Technology" means the binary and source code developed
            ------------------------
by Asymetrix, including comments and related documentation and user interface, and included in Asymetrix's "InfoAssistant" software product, but shall not include any revisions, enhancements, translations, modifications, adaptations, refinements, derivatives or improvements thereto made by Asymetrix or any successor to it, and shall not include any elements of the "InfoAssistant" product developed by third parties and licensed by Asymetrix."

     (d)  New Section 1(h). The Original Agreement is amended to include the
          ----------------
following new Section 1(i);

     (h)  "Product" means (i) the binary and source code, including comments
           -------
and related documentation and user interface, for the "InfoModeler 3.1" software product and (ii) the binary and source code, including comments and related documentation and user interface, for the "ActiveQuery" software product, as they both exist on the date of this Amendment. "Product" shall not include any revisions, enhancements, translations, modifications, adaptations, refinements, derivatives or improvements thereto made by or for InfoModelers or any successor to InfoModelers to the "InfoModeler 3.1" software product or the "ActiveQuery" software product."

2. Section 2(c) of the Original Agreement "Referrals" is deleted in its entirety and replaced with the following:

     "(c) Referrals. Asymetrix shall refer all inquires regarding the
          ---------
InfoModeler Product to InfoModelers, including sales leads and potential strategic partners, and shall cease to sell the InfoModelers Product. Asymetrix shall not be entitled to any compensation for such referrals."

3. Section 2(d) of the Original Agreement "Technical Support" is deleted in its entirety.

4. Section 3 of the Original Agreement is deleted in its entirety and replaced with the following:

     "3.  LICENSE TO ASYMETRIX.

          (a)  Product License. Subject to the restrictions set forth in Section
               ---------------
3(b) below, InfoModelers hereby grants to Asymetrix (i) a non-exclusive, royalty-free, world-wide, perpetual, non-terminable (except pursuant to Section
13) right and license to modify (only as set forth below), copy, merge and incorporate any portion of the Product into the Online Learning Products, and
(ii) to make, have made, duplicate, have duplicated, use, market, display, perform, sell, sublicense, or otherwise distribute machine-readable object code copies of the Product, but only as incorporated into and forming as part of an Online Learning Product, and to authorize Asymetrix's distributors, resellers, value added resellers, original equipment manufacturers and other parties authorized by Asymetrix to market or distribute Online Learning Products to do any of the foregoing described in this Subsection 3(a)(ii). Asymetrix's right to modify any portion of the Product set forth in Subsection 3(a)(i) above shall be exclusively limited to any modification of the any of the Product necessary for bug fixes, maintenance or support or to make any of the Product compatible with, or able to be incorporated into, any On-Line Learning Product. InfoModelers herby grants to Asymetrix a non-exclusive, royalty-free, world-wide, perpetual, non-terminable (except pursuant to Section 13) license under all of the Patents solely to allow Asymetrix to fully exercise the rights granted in this Section 3.

          (b)  Restrictions. Asymetrix shall not market, display, perform, sell,
               ------------
distribute, license, sublicenses, assign or otherwise transfer the Product (i) on a standalone basis separate and apart from any Online Learning Product; or
(ii) as part of any product other than an Online Learning Product. Nothing herein shall prevent Asymetrix from developing, marketing and distributing any products that are not Online Learning Products provided that any such products do not incorporate any of the Product and are developed without reference to any of InfoModelers' Confidential Information. Except as expressly permitted in this Agreement, the Product may not be used, copied, translated, redistributed, retransmitted, published, sold, rented, leased, marketed, sublicensed, pledged, assigned, disposed of, encumbered, transferred, altered, modified or enhanced, whether in whole or in part, nor may Asymetrix create derivative works from or based upon any portion of the Product. Asymetrix may not remove any proprietary notices, marks or labels from the Product. Asymetrix shall not request or authorize anyone else to take any of the foregoing actions. Asymetrix acknowledges that the Product is licensed "as is" and that InfoModelers shall not provide any customer, technical or other support, service or maintenance to Asymetrix or any end user of any Asymetrix Product, including without limitation, any Online Learning Product.

          (c)  Survival. The license granted pursuant to this Section 3 shall
               --------
continue and be binding on the surviving party in any merger or consolidation of InfoModelers or the purchaser of all or substantially all of the assets of InfoModelers."

5. Section 4 of the Original Agreement is deleted in its entirety and replaced with the following:

     "4.  LICENSE TO INFOMODELERS.

          (a)  InfoAssistant License. Subject to the restrictions set forth in
               ---------------------
Section 4(b) below, Asymetrix hereby grants to InfoModelers (i) a non-exclusive, transferable, royalty-free, world-wide, perpetual, non-terminable right and license to modify, copy, merge and incorporate any portion of the InfoAssistant Technology into its software products, and (ii) to make, have made, duplicate, have duplicated, use, market, display, perform, sell, sublicense, or otherwise distribute machine-readable object code copies of the Product, but only as incorporated into and forming a part of its software products, and to authorize InfoModelers' distributors, resellers, value added resellers, original equipment manufacturers and other parties authorized by InfoModelers to market or distribute its software products to do any of the foregoing described in this Subsection4(a)(ii).

          (b)  Restrictions. InfoModelers shall not market, display, perform,
               ------------
sell, distribute, license,sublicense, assign or otherwise transfer the Product on a standalone basis separate and apart from its software products. InfoModelers may not remove any proprietary notices, marks or labels from the InfoAssistant Technology. Asymetrix shall not request or authorize anyone else to take any of the foregoing actions. InfoModelers acknowledges that the InfoAssistant Technology is licensed "as is" and that Asymetrix shall not provide any customer, technical or other support, service or maintenance to InfoModelers or any end user of an InfoModelers software product.

          (c)  Survival. The license granted pursuant to this Section 4 shall
               --------
continue and be binding on the surviving party in any merger or consolidation of Asymetrix or the purchaser of all or substantially all of the assets of Asymetrix."

6.   Section 6 of the Original Agreement is deleted in its entirety.

7. Section 7 of the Original Agreement is amended to include the following new subsection:

     "(b) Non-Solicitation. For a period of three years from the date of this
          ----------------
Agreement, neither Asymetrix nor any of its officers, directors, agents or employees, will solicit, induce or attempt to influence, directly or indirectly, any programmer who is employed by InfoModelers on the Effective Date to terminate his or her employment with InfoModelers."

8. Section 8 of the Original Agreement is deleted in its entirety and replaced with the following:

     "8.  DISCLAIMER OF WARRANTIES.

     THE PARTIES AGREE THAT THE INFOMODELER TECHNOLOGY, INFOASSISTANT TECHNOLOGY AND THE PRODUCT ARE ALL TRANSFERRED AND/OR LICENSED "AS IS" WITH NO WARRANTIES WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT."

9. Section 9 of the Original Agreement is deleted in its entirety and replaced with the following:

     "9.  EXCLUSIONS OF DAMAGE.

     ASYMETRIX SHALL NOT, UNDER ANY CIRCUMSTANCES, BE LIABLE TO INFOMODELERS FOR ANY DAMAGES RESULTING FROM THE DUPLICATION, MARKETING, USE OR DISTRIBUTION OF ANY PORTION OF THE INFOMODELERS TECHNOLOGY OR THE INFOASSISTANT TECHNOLOGY BY OR UNDER A LICENSE FROM INFOMODELERS. INFOMODELERS SHALL NOT, UNDER ANY CIRCUMSTANCES, BE LIABLE TO ASYMETRIX FOR ANY DAMAGES RESULTING FROM THE DUPLICATION, MARKETING, USE OR DISTRIBUTION OF ANY PORTION OF THE PRODUCT BY OR UNDER A LICENSE FROM ASYMETRIX. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, SPECIAL OR EXEMPLARY DAMAGES, EVEN IF SUCH PARTY HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING."

10.  The Original Agreement is amended to include the following new sections:

     "12. COPYRIGHTS.

     Asymetrix acknowledges that the copyright in the Product and in any copies thereof are owned by InfoModelers and are protected by applicable United States and foreign copyright, proprietary right, trade secret or similar laws and by applicable international treaty provisions. No title to or ownership of the Product is transferred to Asymetrix by this Agreement. Asymetrix will place a notice setting forth InfoModelers's copyright in the Product in the "About Box" of each Online Learning Product containing any portion of any of the Product, or such other location in any Online Learning Product setting forth third-party copyright rights. Asymetrix will not infringe, violate or contest any such rights of InfoModelers in the Product and will take reasonable precautions to protect InfoModelers's rights in the Product; provided, however, that the foregoing shall not preclude Asymetrix from asserting any defense that may be available to it in the event a claim is asserted against Asymetrix related to the Product (other than a claim asserted by InfoModelers for breach of this Agreement by Asymetrix). InfoModelers acknowledges that the copyright in the InfoAssistant Technology and in any copies thereof are owned by Asymetrix and are protected by applicable United States and foreign copyright, proprietary right, trade secret or similar laws and by applicable international treaty provisions. No title to or ownership of the InfoAssistant Technology is transferred to InfoModelers by this Agreement. InfoModelers will not infringe, violate or contest any such rights of Asymetrix in the InfoAssistant Technology and will take reasonable steps and precautions to protect Asymetrix's rights in the InfoAssistant Technology; provided, however, that the foregoing shall not preclude InfoModelers from asserting any defense that may be available to it in the event a claim is asserted against InfoModelers related to the Product (other than a claim asserted by Asymetrix for breach of this Agreement by InfoModelers).

     13.  TERM AND TERMINATION.

          (a)  Term. Except to the extent set forth in Section 13(b) and 13(c),
               ----
the term of this Agreement shall continue in perpetuity.

          (b)  Termination of License. This license set forth in Section 3 may
               ----------------------
be terminated: by InfoModelers if Asymetrix materially breaches its obligations under Section 3 or Section 4 or materially fails to perform or comply with any other provision herein and such failure is not cured within 30 days of written notice thereof.

          (c)  Effect of Termination. The following shall occur on termination
               ---------------------
of the license set forth in Section 3:

          i. Asymetrix shall continue to have the right to exercise the rights and licenses granted in Section 3 until the earlier of: (x) the next version release of its Online Learning Products or (y) for one hundred eighty (180) days after the effective date of termination;

          ii. Except as otherwise specifically set forth herein, the rights and remedies as provided in this Section shall not be exclusive and are in addition to any other rights and remedies provided by law or this Agreement; and

          iii. The provisions of Sections 1, 2, 4, 7, 8, 9, 10, 11 and 12 shall survive perpetually any termination of the license granted in Section 3".

     IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized representatives as of the Effective Date.


ASYMETRIX LEARNING                                   INFOMODELERS, INC.
SYSTEMS, INC.

/s/ J. Billmaier                                    /s/ Tom Van Horn
-----------------------                             -------------------------
Signature                                           Signature


J. Billmaier                                        Tom Van Horn
-----------------------                             -------------------------
Name                                                Name


CEO                                                 President & CEO
-----------------------                             -------------------------
Title                                               Title